Ex. 99.28.h.v STATE FUNDS – Enhanced Ultra Short Duration Mutual Fund (STATX)

             Need Help Call: (1-800) 523-8382

             Minimum Investment: Initial:   $ 100 / Additional: $ 100

IRA APPLICATION— PAGE 1

Please e-Mail or Mail to the Fund’s Transfer Agent:

Mutual Shareholder Services 8000 Town Centre Rd, #400 Broadview Heights, OH 44147

Or via email to:

Mr. Steven Milcinovic SMilcinovic@mutualss.com

Tel: +1-800-523-8382 (toll free)

Tel: +1-440-922-0066

ACCOUNT INFORMATION (please print)

NAME

 ADDRESS

 CITY/STATE/ZIP

BUSINESS PHONE (

)

HOME(

)

For help with this form call:                     (1-800) 523-8382 toll free

SOCIAL SECURITY

—

—

DATE OF BIRTH

/

/

 EMAIL

CONTRIBUTION   INFORMATION

Account Type (check one):

Traditional

SEP IRA

Roth

Spouse IRA

Rollover

Transfer

Coverdell Education Savings

Simple IRA

(formerly Education IRA)

Initial Investment (check one):

Check payable to State Funds

Amount $

for tax year

Or wire payment to the Fund’s account:

Bank: The Huntington National Bank.

Bank Address: 7 Easton Oval, EA4E62, Columbus, OH 43219

Account Name: State Funds-Enhanced Ultra Short Duration Mutual Fund

Account Number: 01893306538

Routing (ABA) Number: 044000024

Direct Rollover

(Attach IRA Transfer Request form)

Direct Transfer

(Attach IRA Transfer Request form)

DESIGNATION  OF BENEFICIARY

In the event of my death, pay my IRA balance to the primary beneficiary(ies) listed below of whoever survives me.

FULL NAME

SOCIAL SECURITY RELATIONSHIP

DATE OF

PERCENT* OR TAXPAYER’S ID    BIRTH

1.

-

-

/  /

%

2.

-

-

/  /

%

*If no percentage indicated the beneficiaries will share equally.

SIGNATURES  AND CERTIFICATIONS

I certify under the penalty of perjury that my social security number stated above is correct, that I am of legal age in my state of residence, and I agree that the designation of the tax year for my deposit and my election to treat a deposit as a rollover (if applicable) are irrevocable. By signing this application, I hereby authorize and appoint Huntington National Bank to act as Custodian of my account. I indemnify Huntington National Bank when making distributions in accordance with my beneficiary designation on file or in accordance with Custodial Account Agreement absent any such designation. I acknowledge that I have received the IRA Disclosure Statement and the IRA Custodial Account Agreement at least seven days prior to the date I signed this application. I have read both, which are incorporated in the application by reference, and I accept and agree to be bound by the terms and conditions contained in the IRA Custodial Account Agreement. I also certify that I have received and read the current Prospectus and understand that mutual fund shares are not obligations of or guaranteed by a bank, nor are the insured by the FDIC.

/

/

SIGNATURE

DATE

/

/

SPOUSAL SIGNATURE (if applicable)

DATE

/

/

HUNTINGTON NATIONAL BANK SIGNATURE

DATE

Huntington National Bank accepts this application and agrees to act as Custodian of the account. A confirmation will be sent to you regard- ing the above transaction(s) and will serve as notification of the Custodian’s acceptance.

STATE FUNDS – Enhanced Ultra Short Duration Mutual Fund (STATX) IRA APPLICATION— PAGE 2 For help with this form call: (1-800) 523-8382 toll free

AUTOMATIC  INVESTMENT PLAN

YES, I/we want to institute the Automatic Investment Plan.

Permits you to initiate automatic transfers to your Enhanced Short Duration Mutual Fund IRA from your bank, savings and loan, or credit union using ACH system. You must attach a voided check to this application. Money will be transferred only from the account indicated on the check.

AMOUNT $

(MINIMUM $100) FREQUENCY:

MONTHLY

QUARTERLY

DAY FOR INVESTMENT:

Account Name: ______________________________________

Bank Address: _______________________________________

Account Number: ____________________________________

Routing (ABA) Number: ______________________________

Reinvestment of Dividends (please choose one): Yes / No

Payment Method (please choose one): ACH Transfer / Wire Transfer

•

Cut-off time for Investment/Redemption: All shares will be purchased & redeemed at the NAV per share (plus applicable sales charges, if any) next determined after the Fund receives your application or request in good order. All requests received in good order by the Fund before 4:00 p.m. (Eastern Time) will be processed on that same day. Requests received after 4:00 p.m. will be processed on the next business day.

•

Standard Settlement time for receiving the funds back is T+1 or greater subject to your bank settlement delays which may be out of our control.

ACH transfers will be processed on the 20th of each month. if the 20th falls on a weekend or holiday it will be processed on the first business day thereafter.

DUPLICATE CONFIRMATION S AND   STATEMENTS

Please send duplicate confirmations and statements to:

NAME

   IF BROKER-DEALER/ADVISOR:

REP NAME:

ADDRESS

BRANCH NUMBER:

CITY/STATE/ZIP

PHONE:

It is understood that this authorization may be terminated by me/us at any time by written notification to Enhanced Short Duration Mutual Fund. The termination request will be affective as soon as the Fund has had reasonable time to act upon it.

Endnotes

Application form - please fill out this application form for an IRA Account

Please Note: Mutual Shareholder Services, LLC and The Huntington National Bank , the Fund’s transfer agent, will charge a total annual            $8 custody maintenance fee against the shareholder’s account, in addition to any loss sustained by the Fund, for any check returned to the transfer agent for insufficient funds

Creation & Redemption Notices:

•

Please notify us of all creation/redemption notices prior to sending them so that we can identify them and credit/debit them to the correct accounts, please contact us via either:

•

email us ( ofer@mail-tbil.co ) + our SEC regulated transfer agent: smilcinovic@mutualss.com  (attention: Steve Milcinovic ) or; calling the following number : 1-800-523-8382

For Wire/Swift/ACH Dividend Payments/Redemptions – Please send us your account details to receive Dividend Payments as well as your Redemptions request (when required).